UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N Price Road, Suite 2, Olivette, MO 63132

(Address of principal executive offices, Including Zip Code)

(314) 200-5218

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Latch, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 30, 2026.

The voting results at the Annual Meeting were as follows:

Proposal 1 - Election of Directors.

Each of the nominees for director was elected to serve until the expiration of his or her respective term and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Peter Campbell	56,070,367	2,144,046	32,561,226
Patricia Han	56,153,129	2,061,284	32,561,226
Raju Rishi	56,026,406	2,188,008	32,561,226
J. Allen Smith	55,469,102	2,745,311	32,561,226
Robert J. Speyer	52,956,188	5,258,225	32,561,226
Andrew Sugrue	55,557,604	2,656,809	32,561,226

Proposal 2 - Ratification of the appointment of BDO USA, P.C. as the Company’s independent public accounting firm for the year ending December 31, 2026.

The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstained	Broker Non-Votes
90,335,155	306,413	134,071	0

Proposal 3 - Advisory vote to approve compensation of the named executive officers for the year ended December 31, 2025.

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
57,646,930	540,959	26,524	32,561,226

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	June 16, 2026	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Chief Strategy & Legal Officer